Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Midstates Petroleum Company, Inc.

Date: August 9, 2013		Name:
EAGLE ENERGY PRODUCTION, LLC

	By:	/s/ Steve Antry
Name: Steve Antry
Title: Chief Executive Officer

EAGLE ENERGY OPERATING COMPANY, LLC

	By:	/s/ Steve Antry
Name: Steve Antry
Title: Chief Executive Officer

EAGLE ENERGY OPERATING GP, LLC

	By:	/s/ Steve Antry
Name: Steve Antry
Title: Chief Executive Officer

EAGLE ENERGY COMPANY OF OKLAHOMA, LLC

	By:	/s/ Steve Antry
Name: Steve Antry
Title: Chief Executive Officer

R/C IV EAGLE HOLDINGS, L.P.

BY:	RIVERSTONE/CARLYLE ENERGY PARTNERS IV, L.P., Its General Partner
BY:	R/C ENERGY GP IV, LLC, Its General Partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Managing Director

RIVERSTONE/CARLYLE ENERGY PARTNERS IV, L.P
BY:	R/C ENERGY GP IV, LLC, Its General Partner

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Managing Director

R/C ENERGY GP IV, LLC

By:	/s/ Thomas Walker
Name: Thomas Walker
Title: Managing Director